February 9th, 2015

Board of Directors
Angstron Holdings Corporation
800 East Colorado Blvd., Suite 888
Pasadena, California 91101
United States of America

Re: Resignation

Dear Board of Directors:

I hereby resign as the Chief Financial Officer, Treasurer, and the Secretary of Angstron Holdings Corporation, with effect immediately.

Sincerely,

Jianguo Xu